UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

HOMELAND ENERGY SOLUTIONS, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2779 Highway 24, Lawler, Iowa	52154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (563) 238-5555

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2009, Homeland Energy Solutions, LLC (“Homeland”) announced that on December 17, 2009, Jeffrey S. Grober was appointed by the Board of Directors as the Treasurer/Chief Financial Officer of Homeland, to be effective on January 1, 2010. Mr. Grober’s appointment coincided with the resignation of Christine A. Marchand as the Treasurer/Chief Financial Officer of the Company, also to be effective on January 1, 2010. With the appointment of Mr. Grober and the resignation of Ms. Marchand, the position of Chief Financial Officer is no longer a shared position with Golden Grain Energy, LLC (“Golden Grain”) under the Management Services Agreement between Homeland and Golden Grain dated December 15, 2008. As such, Mr. Grober’s position is exclusively with Homeland.

For the past six months, Mr. Grober, age 47, was the Plant Manager/CFO of a Kellogg Company plant located in Seelyville, Indiana. Prior to his employment with Kellogg Company, Mr. Grober worked for Brownie Products Co./Indybake Products, LLC in Seelyville, Indiana, from 1995 – 2009, where he most recently was the CFO for both companies for 11 years. Brownie/Indybake Products were multi-million dollar food manufacturing companies and were acquired by Kellogg Company in 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: December 31, 2009

       /s/ Walter W. Wendland

Walter W. Wendland
President/Chief Executive Officer
(Principal Executive Officer)